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                            CAPITAL ONE MASTER TRUST
                     TRUST EXCESS SPREAD ANALYSIS - MARCH-01

     Card Trust                         COMT 96-1*     COMT 96-2      COMT 96-3     COMT 97-1*
     Deal Size                            $845MM         $750MM        $500MM         $608MM
     Expected Maturity(Class A):         8/15/01        12/15/01       1/15/04       6/15/02

     --------------------------------------------------------------------------------------------
     Excess Spread:
          Portfolio Yield                 27.40%         27.40%       27.40%         27.40%
            LESS:   (Wt Avg) Coupon        5.39%          5.20%         5.23%         4.99%
                    SVC Fees               1.50%          1.50%         1.50%         1.50%
                    Charge-Offs            3.00%          3.00%         3.00%         3.00%

     Excess Spread:    Mar-01             17.51%         17.70%        17.67%         17.91%
                       Feb-01             17.57%         17.44%        17.40%         16.73%
                       Jan-01             10.66%         11.37%        11.33%         10.91%
     3-Mo Avg Excess Spread               15.25%         15.50%        15.47%         15.18%
     --------------------------------------------------------------------------------------------

     Delinquents:   30 to 59 days          1.62%          1.62%         1.62%         1.62%
                    60 to 89 days          1.18%          1.18%         1.18%         1.18%
                    90+ days               2.57%          2.57%         2.57%         2.57%

     Monthly Payment Rate                 16.40%         16.40%        16.40%         16.40%



     Card Trust                        COMT 97-2*      COMT 98-1       COMT 98-3*      COMT 98-4
     Deal Size                           $502MM          $591MM          $486MM         $750MM
     Expected Maturity(Class A):        8/15/02         4/15/08         08/16/01       11/15/03

     ----------------------------------------------------------------------------------------------
     Excess Spread:
          Portfolio Yield                27.40%          27.40%         27.40%          27.40%
            LESS:   (Wt Avg) Coupon       5.34%           6.33%          6.19%           5.60%
                    SVC Fees              1.50%           1.50%          1.50%           1.50%
                    Charge-Offs           3.00%           3.00%          3.00%           3.00%

     Excess Spread:    Mar-01            17.56%          16.57%          16.71%         17.30%
                       Feb-01            17.62%          17.01%          17.83%         17.78%
                       Jan-01            10.71%          11.06%          11.49%         11.75%
     3-Mo Avg Excess Spread              15.30%          14.88%          15.34%         15.61%
     ----------------------------------------------------------------------------------------------

     Delinquents:   30 to 59 days         1.62%           1.62%           1.62%          1.62%
                    60 to 89 days         1.18%           1.18%           1.18%          1.18%
                    90+ days              2.57%           2.57%           2.57%          2.57%

     Monthly Payment Rate                16.40%          16.40%          16.40%         16.40%








     Card Trust                         COMT 99-1      COMT 99-2      COMT 99-3     COMT 00-1
     Deal Size                            $625MM         $625MM        $500MM         $600MM
     Expected Maturity(Class A):         05/15/04       05/15/02      07/15/06       02/17/03

     ------------------------------------------------------------------------------------------
     Excess Spread:
           Portfolio Yield                27.40%         27.40%        27.40%         27.40%
            LESS:   (Wt Avg) Coupon        5.29%          5.23%         5.45%          7.16%
                    SVC Fees               1.50%          1.50%         1.50%          1.50%
                    Charge-Offs            3.00%          3.00%         3.00%          3.00%

     Excess Spread:    Mar-01             17.61%         17.67%        17.45%         15.74%
                       Feb-01             17.30%         17.41%        17.13%         16.15%
                       Jan-01             11.31%         11.34%        11.14%         10.25%
     3-Mo Avg Excess Spread               15.41%         15.47%        15.24%         14.05%
     ------------------------------------------------------------------------------------------

     Delinquents:   30 to 59 days          1.62%          1.62%         1.62%         1.62%
                    60 to 89 days          1.18%          1.18%         1.18%         1.18%
                    90+ days               2.57%          2.57%         2.57%         2.57%

     Monthly Payment Rate                 16.40%         16.40%        16.40%         16.40%


     Card Trust                            COMT 00-2       COMT 00-3       COMT 00-4       COMT 00-5     COMT 01-1
     Deal Size                               $750MM         $1000MM         $1200MM         $1250MM       $1200MM
     Expected Maturity(Class A):            06/15/05        08/15/07        10/17/05       10/15/03       2/15/08

     --------------------------------------------------------------------------------------------------------------
     Excess Spread:
           Portfolio Yield                   27.40%          27.40%          27.40%         27.40%        27.40%
            LESS:   (Wt Avg) Coupon           6.76%           4.96%           5.60%          5.52%         4.85%
                    SVC Fees                  2.00%           2.00%           2.00%          2.00%         2.00%
                    Charge-Offs               3.00%           3.00%           3.00%          3.00%         3.00%

     Excess Spread:    Mar-01                15.64%          17.44%          16.80%         16.88%        17.55%
                       Feb-01                16.05%          17.11%          16.13%         16.23%        19.07%
                       Jan-01                10.15%          11.13%          10.70%         10.80%          N/A
     3-Mo Avg Excess Spread                  13.95%          15.23%          14.54%         14.64%          N/A
     --------------------------------------------------------------------------------------------------------------

     Delinquents:   30 to 59 days             1.62%           1.62%           1.62%          1.62%         1.62%
                    60 to 89 days             1.18%           1.18%           1.18%          1.18%         1.18%
                    90+ days                  2.57%           2.57%           2.57%          2.57%         2.57%

     Monthly Payment Rate                    16.40%          16.40%          16.40%         16.40%        16.40%


     This material is for informational purposes only and is not an offer of securities for sale in the United States. These securities will not be and have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

     COMMENTS:

     Capital One Master Trust performance statistics are also available at the Capital One web site: http://www.capitalone.com/invest/financials/abs.html


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